1 2023 STOCK INCENTIVE PLAN RESTRICTED STOCK AWARD AGREEMENT NewtekOne, Inc. (the “Company”) hereby grants to [*] (the “Participant”), an award (the “Award”) of restricted shares of Company Common Stock, par value $0.02 per share (the “Restricted Stock”) subject to the fulfillment of the vesting conditions and other conditions set forth in this Restricted Stock Award Agreement (the “Award Agreement”) and the attached: (i) Company 2023 Stock Incentive Plan (the “Plan”) and (ii) Plan Prospectus. This Award is granted under and governed by the Plan and is subject to all of the terms and conditions contained in the Plan and the Award Agreement. Subject to the provisions of the Plan and this Award Agreement, the principal features of this Award are as follows: Grant Number: [*] No. of Shares of Restricted Stock [*] Subject to Award: Award Date: [*] Vesting Commencement Date: The first day after the Award Date that is the 15th day of a calendar month. Vesting: [*] year[s] following the Vesting Commencement Date (the “Vesting Date”). Dividends: During the period beginning with the Vesting Commencement Date and continuing until the Award is Vested, to the extent declared by the Company’s Board of Directors, Participant will be entitled to receive on the dividend payment dates dividends on the Restricted Stock in the form of shares of Common Stock which will be subject to the same restrictions, risk of forfeiture and vesting as the Restricted Stock. You do not have to accept the Award. If you wish to decline your Award, you should promptly notify the Corporate Secretary (Michael A. Schwartz or his successor) of your decision in writing at mschwartz@newtekone.com. As provided in the Plan and in this Award Agreement, this Award may terminate before the scheduled vest date of the Award. For example, if Participant’s employment relationship with the Company or a subsidiary thereof has been terminated prior to the date this Award vests, this Award will terminate. Important additional information on vesting and forfeiture of the

2 Restricted Stock covered by this Award, including those due to changes in employment, is contained in the Plan. IN WITNESS WHEREOF, the Company and the Participant have executed this Award Agreement to be effective as of the Award Date. Dated: [*] NEWTEKONE, INC. By: ______________________________ Barry Sloane, CEO PARTICIPANT By: _____________________________ [*] I, Participant, understand that this Award is (i) subject to all of the terms and conditions of this Award Agreement and of the Plan, (ii) not considered salary, nor is it a promise for future grants under the Plan, (iii) not a term or condition of my employment with the Company (or one of its Subsidiaries), and (iv) made at the sole discretion of the Company.